UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2007 (March 2, 2007)

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

(b)  On March 8, 2007, Mr. Bruce D. Smith resigned as Chief Financial Officer and Executive Vice President of Hancock Fabrics, Inc. (the "Company"), effective March 30, 2007.

Item 7.01 Regulation FD Disclosure.

The information furnished on Exhibits 99.1 and 99.2 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 2, 2007, the Company provided an update as to the expected timing of the filing of its Quarterly Reports on Form 10-Q for the first three quarterly periods of the fiscal year ended February 3, 2007 with the Securities and Exchange Commission. The Company had previously reported that it had received a 10-Q filing extension from its bank group through February 28, 2007. The Company now expects that it will take at least another four to five weeks to file its Form 10-Qs. Accordingly, Hancock has requested an additional extension from the bank group. There can be no assurances that the bank group will provide such an extension.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press release issued by Hancock Fabrics, Inc., dated March 2, 2007
99.2	Press release issued by Hancock Fabrics, Inc., dated March 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Bruce D. Smith
Name:	Bruce D. Smith
Title:	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

Date: March 8, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued by Hancock Fabrics, Inc., dated March 2, 2007
99.2	Press release issued by Hancock Fabrics, Inc., dated March 8, 2007